Filed pursuant to Rule 424(b)(5)
Registration No. 333-204080

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are we seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 10, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 10, 2015)

10,000,000 Shares

GENERAL EMPLOYMENT ENTERPRISES, INC.

Common Stock

We are offering shares of our common stock, no par value per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the NYSE MKT under the symbol "JOB." The last reported sale price of our common stock on July 9, 2015 was $0.95 per share.

Investing in our common stock involves risk. See "Risk Factors" beginning on page S-3, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$-	$-
Underwriting discounts	$-	$-
Proceeds, before expenses, to us	$-	$-

We granted the underwriters the option to purchase within days from the date of this prospectus supplement up to an additional 1,500,000 shares of our common stock at the per share purchase price set forth above to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discount will be $ , and our total proceeds, before expenses, will be $ . See "Underwriting" for additional information regarding underwriting compensation. The aggregate market value of our outstanding common stock held by non-affiliates was approximately $31.5 million, based on 28.4 million shares of outstanding common stock held by non-affiliates as of July 1, 2015 and a price per share of $1.11, the last reported sale price per share of our common stock on the NYSE MKT on May 29, 2015. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

The underwriters expect to deliver the securities against payment on or about July , 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Maxim Group LLC

Prospectus supplement dated July , 2015.

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TABLE OF CONTENTS

Prospectus Supplement

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we prepare and distribute. We have not, and no underwriter has, authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 and do not contain all of the information included in the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission ("SEC"). For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus supplement forms a part, you should refer to that agreement or document for its complete contents.

You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted.

For Investors Outside the U.S.: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus.

Our name, our logo, and other trademarks or service marks of ours appearing in this prospectus supplement and the accompanying prospectus are the property of General Employment Enterprises, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the "Risk Factors' section in this prospectus supplement and the accompanying prospectus, as well as the financial statements and the other information incorporated by reference herein and in the accompany prospectus before making an investment decision. Unless the context otherwise indicates, the terms "Company," "we," "us," and "our" as used in this prospectus supplement and the accompanying prospectus refer to General Employment Enterprises, Inc. and its subsidiaries.

Overview

We are a provider of permanent and temporary professional, industrial and physician assistant staffing and placement services in and near several major U.S cities. We specialize in the placement of information technology, engineering, and accounting professionals for direct hire and contract staffing for our clients, and provide temporary staffing services for our light industrial clients. As a result of our acquisition of Scribe Solutions in April 2015, we now also offer data entry assistants (medical scribes) who specialize in electronic medical records (EMR) services for emergency departments, specialty physician practices and clinics. There is currently a growing need for medical scribes due to the rise in EMR being utilized for billing and documentation of health care services and the meaningful use requirements that are part of the Affordable Care Act.

Our staffing services are provided through a network of eighteen branch offices located in downtown or suburban areas of major U.S. cities in nine states. We have one office located in each of Arizona, Indiana, Massachusetts, North Carolina and Texas, two offices in each of California, Florida and Illinois and seven offices in Ohio.

Marketing

We market our services using the trade names, General Employment Enterprises, Omni One, Business Management Personnel, Ashley Ellis, Triad Personnel Services, Triad Staffing, Generation Technologies, BMCH, and BMCHPA.

Our marketing to prospective clients is primarily through telephone marketing by our recruiting and sales consultants, and through direct mailing of employment bulletins that list candidates who are currently available for placement and contract employees available for assignment.

Recruiting

The success of our business is highly dependent on our ability to obtain qualified candidates. Prospective employment candidates are generally recruited through telephone contact by our employment consultants or through postings on the Internet. For Internet postings, we maintain our own web page at www.generalemployment.com and use other Internet job posting bulletin board services. We maintain database records of applicants' skills to assist in matching them with job openings and contract assignments. We generally screen and interview all applicants who are presented to our clients.

Competition

The staffing industry is highly competitive. There are relatively few barriers to entry by firms offering placement services, while significant amounts of working capital typically are required for firms offering contract services. Our competitors include a large number of sole-proprietorship operations, as well as regional and national organizations. Many of them are large corporations with substantially greater resources than we have.

S-1

Our professional and industrial staffing services compete by providing highly qualified candidates who are well matched for the position, by responding quickly to client requests, and by establishing offices in convenient locations throughout the U.S. As part of our service, we provide professional reference checking, scrutiny of candidates' work experience and optional background checks. In general, pricing is considered to be secondary to quality of service as a competitive factor. During slow hiring periods, however, competition can put pressure on our pricing. Our agricultural staffing service was considered a niche business that required a high capital reserve to cover the weekly payroll. There were few businesses in this market. We discontinued this business as of July 7, 2013.

Employees

As of July 7, 2015, we had approximately 120 regular employees and the number of contract service employees varied week to week from a minimum of approximately 500 to a maximum of 4,000.

Corporate Information

We were incorporated in the State of Illinois in 1962 and are the successor to employment offices doing business since 1893. Our principal executive offices are located at 184 Shuman Blvd., Suite 420, Naperville, IL 60563 and our telephone number is (630) 954-0400.Our website address is www.generalemployment.com. The information on, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	10,000,000 shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	1,500,000 shares of common stock

Common stock to be outstanding after this offering	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds

We intend to use the net proceeds of the common stock sold under this prospectus supplement for general corporate purposes. General corporate purposes may include any of the following:

• paying for possible acquisitions or the expansion of our business; and

• providing working capital.

Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. See "Use of Proceeds" on page S-3 .

Risk factors

You should carefully read and consider the information set forth under the heading "Risk Factors" on page S- and all other information set forth in this prospectus supplement and the accompanying prospectus and other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

NYSE MKT symbol	"JOB"

S-2

RISK FACTORS

Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our common stock, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, our subsequent periodic reports and the other information contained or incorporated by reference in this prospectus supplement. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our common stock could decline. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Related To This Offering and our Common Stock

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Although our common stock is listed on the NYSE MKT, we cannot assure you that an active public market will develop for our common stock. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder's ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop, we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or "float" for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;
•	changes in our earnings estimates;
•	investment recommendations by securities analysts following our business or our industry;
•	additions or departures of key personnel;
•	changes in the business, earnings estimates or market perceptions of our competitors;
•	our failure to achieve operating results consistent with securities analysts' projections;
•	changes in industry, general market or economic conditions; and
•	announcements of legislative or regulatory changes.

S-3

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price in this offering. We may sell shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price paid by investors in this offering.

Volatility of the Market Price of Our Common Stock Is Likely to Occur Due to the Low Trading Volume Of Our Stock.

The market price of our common stock may be volatile, which could cause the value of your investment to decline. Any of the following factors could affect the market price of our common stock:

•	Changes in earnings estimates and outlook by financial analysts;
•	Our failure to meet investors' performance expectations;
•	General market and economic conditions; and
•	Our small trading volume.

The Market For Penny Stocks Has Suffered From Patterns Of Fraud and Abuse.

According to the SEC, the market for penny stocks is subject to patterns of fraud and abuse including, but not limited to the following:

•	Control of the market for the security by one or a few broker--dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid--ask differentials and markups by selling broker--dealers; and
•

The wholesale dumping of the same securities by promoters and broker--dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

In addition, many of the risks described elsewhere in this "Risk Factors" section could adversely affect our stock price. The stock markets have experienced price and volume volatility that have affected many companies' stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These types of fluctuations may affect the market price of our common stock.

S-4

Applicability of the Risk Disclosure Requirements on Low Priced Stock Could Discourage Brokers From Making a Market in Our Stock.

Our common stock may be considered a low priced security under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes that risks associated with such stock, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low price stock would be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and to increase the transaction costs of sales and purchase of such stocks compared to other securities.

No Dividends Anticipated; Restrictions on Dividends.

We intend to retain all future earnings for use in the development of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may not pay any cash dividends on our common stock unless all dividends on our Series A Preferred Stock are fully declared and paid. Subject to certain limited exclusions set forth in the Certificate of Designations with respect to the Series A Preferred Stock, if we declares or pays a dividend or distribution on our common stock, whether such dividend or distribution is payable in cash, securities or other property, we are required to simultaneously declare and pay a dividend on our Series A Preferred Stock on a pro rata basis with our common stock determined on an as-converted basis assuming all shares of Series A Preferred Stock had been converted immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of common stock entitled to such dividends are to be determined).

Risks Related to Our Business

We Have Experienced Losses From Operations and May Not Be Profitable In the Future.

We incurred losses for the years ended September 30, 2014 and September 30, 2013 and for the six months ended March 31, 2015. There can be no assurance that we will not incur losses in the future. There can be no assurance that we will be able to generate sufficient revenue to meet its operating expenditures or operate profitably in the future.

Recent Global Trends In the Financial Markets Could Adversely Affect Our Business, Liquidity and Financial Results.

Recent global economic conditions, including disruption of financial markets, could adversely affect our business and results of operations, primarily through limiting our access to credit, our ability to refinance debt and disrupting our customers' businesses, which are heavily dependent on retail and e-commerce transactions. Although we currently believe that we will be able to obtain the necessary financing in the future, there is no assurance that these institutions will be able to loan us the necessary capital, which could have a material adverse impact on our business. In addition, continuation or worsening of general market conditions in the United States economy important to our businesses may adversely affect our customers' level of spending, ability to obtain financing for purchases and ability to make timely payments to us for our services, which could require us to increase our allowance for doubtful accounts, negatively impact our days sales outstanding and adversely affect our results of operations.

We Depend On Attracting, Integrating, Managing and Retaining Qualified Personnel.

Our success depends upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our clients' needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income.

S-5

We May Not Be Able To Compete Effectively.

Competition in the market for placement and staffing services is intense. We face competition from many larger, more established companies. In addition, other companies could seek to introduce competing services and increased competition could result in a decrease in the price charged by our competitors for their services or reduce demand for our products and services, which would have a material adverse effect on our business, operating results and financial condition. There can be no assurance that we will be able to compete successfully with its existing or potential competitors, which may have substantially greater financial, technical, and marketing resources, longer operating histories, greater name recognition or more established relationships in the industry than we have. If any of these competitors provides competitive services to the marketplace in the future, we cannot be sure that it will have the resources or expertise to compete successfully.

Changes In Government Regulation Could Limit Our Growth or Result in Additional Costs of Doing Business.

We are subject to the same federal, state and local laws as other companies conducting placement and staffing services, which is extensive. The adoption or modification of laws related to the placement and staffing industry, such as the Healthcare for America Plan, could harm our business, operating results and financial condition by increasing our costs and administrative burdens.

Interruption of Our Business Could Result From Increased Security Measures in Response to Terrorism.

The continued threat of terrorism within the United States and the ongoing military action and heightened security measures in response to such threat has and may cause significant disruption to commerce. The U.S. economy in general is being adversely affected by terrorist activities and potential activities. Any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business. It is impossible to predict how this may affect our business or the economy in the U.S. and in the world. In the event of further threats or acts of terrorism, our business and operations may be severely and adversely affected or destroyed.

Substantial Alteration of Our Current Business and Revenue Model Could Hurt Short-Term Results.

We believe that our present business and revenue model represents the current view of our optimal business and revenue structure, which is to derive revenues and achieve profitability in the shortest period. There can be no assurance that current models will not be altered significantly or replaced with an alternative model that is driven by motivations other than near-term revenues and/or profitability (for example, building market share before our competitors). Any such alteration or replacement of the business and revenue model may ultimately result in the deferring of certain revenues in favor of potentially establishing larger market share. We cannot assure that any adjustment or change in the business and revenue model will prove to be successful.

The Requirements of Being a Public Company May Strain Our Resources and Distract Management.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

S-6

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Failure to Achieve and Maintain Effective Internal Controls in Accordance With Section 404 of the Sarbanes-Oxley Act Could Have a Material Adverse Effect On Our Business and Operating Results. in Addition, Current and Potential Stockholders Could Lose Confidence in Our Financial Reporting, Which Could Have a Material Adverse Effect On Our Stock Price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We cannot provide assurance as to the result of these efforts. We cannot be certain that any measures we take will ensure that we implement and maintain adequate internal controls in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

We Have Not Registered With the SEC Or Listed With the NYSE MKT the Shares Underlying Options Issued Under Our Incentive Plans.

We have issued options to purchase approximately 2.3 million shares of our common stock under the 2011 and 2013 Incentive Plans, some of which are fully vested and exercisable. We have not yet filed a registration statement on Form S-8 registering the shares underlying such options, nor have we listed such shares with the NYSE MKT. If we do not register these shares, we may be subject to civil or other penalties (including sanctions) by regulatory authorities and/or shareholders for certain violations of federal or state securities laws. We may also be subject to the suspension of trading in, or removal from listing from, the NYSE MKT for failure to comply with the NYSE MKT listing agreement.

S-7

We May Not Be Able to Obtain the Necessary Additional Financing to Achieve Our Strategic Goals.

There is no guarantee that we will be able to obtain any additional financing that may be required to continue to expand our business. Our continued viability depends on our ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in our best interest to expand more rapidly than currently intended, to expand marketing activities, to develop new or enhance existing services or products, to respond to competitive pressures or to acquire complementary services, businesses or technologies. In any such case or other change of circumstance, additional financing will be necessary. If any additional financing is required, there can be no assurances that we will be able to obtain such additional financing on terms acceptable to us and at times required by us, if at all. In such event, we may be required to materially alter our business plan or curtail all or a part of our expansion plans.

We May Not Be Able To Manage Expected Growth and Internal Expansion.

We have not yet undergone the significant managerial and internal expansion that we expect will occur, and our inability to manage growth could hurt our results of operations. Expansion of our operations will be required to address anticipated growth of our customer base and market opportunities. Expansion will place a significant strain on our management, operational and financial resources. Currently, we have a limited number of employees. We will need to improve existing procedures and controls as well as implement new transaction processing, operational and financial systems, procedures and controls to expand, train and manage our employee base. Our failure to manage growth effectively could have a damaging effect on our business, results of operations and financial condition.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or client data, including personal data.

In connection with the operation of our business, we store, process and transmit a large amount of data, including personnel and payment information, about our employees, clients, associates and candidates, a portion of which is confidential and/or personally sensitive. In doing so, we rely on our own technology and systems, and those of third party vendors we use for a variety of processes. We and our third party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions and countries in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

S-8

We could be adversely affected by risks associated with acquisitions and joint ventures.

We intend to expand our business through investments in joint ventures with, or acquisitions of, complementary businesses, technologies, services or products, subject to our business plans and management's ability to identify, acquire and develop suitable investments or acquisition targets in both new and existing service categories. In certain circumstances, acceptable investments or acquisition targets might not be available. Acquisitions involve a number of risks, including: (1) difficulty in integrating the operations, technologies, products and personnel of an acquired business, including consolidating redundant facilities and infrastructure; (2) potential disruption of our ongoing business and the distraction of management from our day-to-day operations; (3) difficulty entering markets in which we have limited or no prior experience and in which competitors have a stronger market position; (4) difficulty maintaining the quality of services that such acquired companies have historically provided; (5) potential legal and financial responsibility for liabilities of acquired businesses; (6) overpayment for the acquired company or assets or failure to achieve anticipated benefits, such as cost savings and revenue enhancements; (7) increased expenses associated with completing an acquisition and amortizing any acquired intangible assets; (8) challenges in implementing uniform standards, accounting policies, customs, controls, procedures and policies throughout an acquired business; (9) failure to retain, motivate and integrate key management and other employees of the acquired business; and (10) loss of customers and a failure to integrate customer bases.

In addition, if we incur indebtedness to finance an acquisition, it may reduce our capacity to borrow additional amounts and requiring us to dedicate a greater percentage of our cash flow from operations to payments on our debt, thereby reducing the cash resources available to us to fund capital expenditures, pursue other acquisitions or investments in new business initiatives and meet general corporate and working capital needs. This increased indebtedness may also limit our flexibility in planning for, and reacting to, changes in or challenges relating to our business and industry.

The use of our common stock or other securities (including those convertible into or exchangeable or exercisable for our common stock) to finance any such acquisition may also result in dilution of our existing shareholders.

The potential risks associated with future acquisitions could disrupt our ongoing business, result in the loss of key customers or personnel, increase expenses and otherwise have a material adverse effect on our business, results of operations and financial condition.

The Certificate of Designation of our Series A Preferred Stock Restricts Our Ability to Take Certain Actions or Enter into Certain Transactions With the Prior Consent of the Holders of the Series A Preferred Stock.

The Certificate of Designation of our Series A Preferred Stock provides that without the prior written consent of holders of the outstanding shares of Series A Preferred Stock (voting as a separate class by majority vote with each share of Series A Preferred Stock entitled to one vote) neither we nor any of our subsidiaries may take any of the following actions:

(i) create any additional class or series of capital stock that ranks superior to or in parity with the Series A Preferred Stock in rights, preferences or privileges (including with respect to dividends, liquidation, redemption or voting);

(ii) amend, alter, modify or repeal any of our organizational documents or those of any of our subsidiaries in a manner that materially adversely affects the rights of the holders of the Series A Preferred Stock;

(iii) issue, or cause any subsidiary to issue, any indebtedness or debt security in an amount greater than $200,000 except with the prior consent of the Board, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A Preferred Stock, other than the incurrence of debt solely to fund the payment of dividends on the Series A Preferred Stock that are accrued and unpaid;

S-9

(iv) increase the authorized number of directors constituting the Board, except as provided in the Certificate of Designation of the Series A Preferred Stock;

(v) subject to certain exceptions set forth in the Certificate of Designations with respect to the Series A Preferred Stock, redeem, purchase or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any of our capital stock;

(vi) declare bankruptcy, dissolve, liquidate or wind up the affairs of the Company or any subsidiary of the Company;

(vii) for a period of five (5) years from the date of issuance of the first issued share of Series A Preferred Stock, acquire, or cause a subsidiary to acquire the stock or any material assets of another person, for aggregate consideration (including the direct or indirect assumption of liabilities), except any such transaction in which the holders of our common stock immediately prior to such transaction continue to hold at least a majority of the capital stock of the surviving entity immediately after such transaction; or

(viii) sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, all or substantially all of the assets of the Corporation;

(ix) enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts our ability to perform our obligations under the Certificate of Designation with respect to the Series A Preferred Stock , including our ability to pay dividends or make any required redemption or other liquidation payment;

(x) enter into any transaction with any director or executive officer of the Company, except for employment contracts approved by our board of directors and transactions entered into on terms that are arms-length and no less favorable to us than would be obtained from unrelated third parties;

(xi) make any single capital expenditure of more than $100,000 or aggregate capital expenditures of more than $500,000 in any 12 month period; or

(xii) agree or commit to do any of the foregoing.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and accompanying prospectus or incorporated by reference into this prospectus supplement and accompanying prospectus contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our "expectations," "hopes," "beliefs," "intentions," or "strategies" regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as, but not limited to, "anticipate," "believe," "expect," "intend," "estimate," "predict," "project," "may," "might," "should," "would," "will," "likely," "will likely result," "continue," "could," "future," "plan," "possible," "potential," "target," "forecast," "goal," "observe," "seek," "strategy" and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward looking. The forward-looking statements in this prospectus supplement , the accompanying prospectus and any documents incorporated herein or therein by reference, reflect our views with respect to future events and financial performance as of the date the statement is made.

Forward-looking statements are not historical factors and should not be read as a guarantee or assurance of future performance or results, and will not necessarily be accurate indications of the times at, or by, or if which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith beliefs, expectations and assumptions as of that time with respect to future events. Because forward-looking statements relate to the future, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include:

•	our ability to retain the continued service of our key management personnel and to identify, hire and retain additional qualified professionals;
•	changes in demand from clients that we serve;
•	general economic conditions, nationally and globally, and their effect on the demand and market for our services;
•	fluctuations in our results of operations;
•	the possibility that our contracts may be terminated by our clients;
•	our ability to win new contracts and renew existing contracts;
•	our dependence on a limited number of clients;
•	our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into our business;

S-11

•	our ability to successfully manage our growth strategy;
•	our ability to raise capital in the future;
•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors;
•	changes in laws, regulations, or policies;
•	the risk of employee misconduct or our failure to comply with laws and regulations; and
•	our ability to control, and operational issues pertaining to, business activities that we conduct with business partners and other third parties.

There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described or incorporated by reference herein and not to place undue reliance on the forward-looking statements contained or incorporated by reference herein, which speak only as of the date hereof.

We undertake no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. You are advised, however, to consider any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business under "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand it is not possible to predict or identify all such factors.

S-12

USE OF PROCEEDS

We intend to use the net proceeds of any common stock sold under this prospectus supplement for general corporate purposes. General corporate purposes may include any of the following:

•	paying for possible acquisitions or the expansion of our business; and
•	providing working capital.

Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus supplement, we have not entered into any agreements or arrangements which would make any acquisition or investment probable under Rule 3-05(a) of Regulation S-X. In addition, as of the date of this prospectus supplement, we have not entered into any agreements or arrangements for capital expenditures that would be paid for from the proceeds of this offering.

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MARKET INFORMATION

Our common stock is listed on the NYSE MKT and is traded under the symbol "JOB." The following table sets forth the quarterly high and low sales prices per share of our common stock on the NYSE MKT for each fiscal quarter and partial period, where applicable, within the two most recent fiscal years, through July 7, 2015.

Fiscal 2015	High	Low
First Quarter	$1.38	$0.14
Second Quarter	$1.66	$0.68
Third Quarter	$1.11	$0.73
Fourth Quarter (through July 6, 2015)	$0.98	$0.88

Fiscal 2014
First Quarter	$0.30	$0.17
Second Quarter	$0.43	$0.18
Third Quarter	$0.23	$0.16
Fourth Quarter	$0.20	$0.16

Fiscal 2013
First Quarter	$0.68	$0.42
Second Quarter	$0.56	$0.31
Third Quarter	$0.37	$0.27
Fourth Quarter	$0.47	$0.16

As of July 6, 2015, there were 622 holders of record of our common stock. These numbers do not include beneficial owners whose shares are held in "street name."

We currently do not pay dividends and do not expect to pay dividends on our shares of common stock in the foreseeable future. The payment of any dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness, and other factors deemed relevant by our board of directors.

We may not pay any cash dividends on our common stock unless all dividends on our Series A Preferred Stock are fully declared and paid. Subject to certain limited exclusions set forth in the Certificate of Designations with respect to the Series A Preferred Stock, if we declare or pay a dividend or distribution on our common stock, whether such dividend or distribution is payable in cash, securities or other property, we are required to simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with our common stock determined on an as-converted basis assuming all shares of Series A Preferred Stock had been converted immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of common stock entitled to such dividends are to be determined).

S-14

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2015:

•	on an actual basis;
•	on a pro forma basis to reflect our acquisition of Scribe Solutions, Inc.; and
•

on a pro forma as adjusted basis to reflect our receipt of the net proceeds from our sale of shares of common stock in this offering (excluding any shares that may be issued pursuant to the underwriter's option to purchase additional shares) at the public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses.

You should read this table together with "Use of Proceeds" section included in this prospectus supplement, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and our consolidated financial statements and related notes included in our Annual Report for the year ended September 30, 2014 and in our Quarterly Report for the quarter ended March 31, 2015, which are incorporated by reference into this prospectus supplement and accompanying prospectus.

	As of March 31, 2015 (Unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
	(In thousands, except share and per share amounts)
Cash and cash equivalents	$888	$1,109	$

Long-term debt	$-	$-		$-

Shareholders' equity:
Preferred stock: no par value; 20,000 shares authorized, 200 and 840 shares issued and outstanding, actual and as adjusted, respectively	$1,961	$8,361	$
Common stock: no par value; 200,000 shares authorized, 30,232 shares issued and outstanding, actual; 200,000 shares authorized, shares issued and outstanding, as adjusted	-	-
Additional paid-in capital	14,402	15,502
Accumulated deficit	(13,045)	(13,045)

Total shareholders' equity	3,318	10,818

Capitalization	$3,318	$10,818	$

S-15

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC acting as the representative of the several underwriters named below, with respect to the common stock subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of shares of our common stock set forth opposite their names below. Our common stock trades on the NYSE MKT under the symbol "JOB."

Underwriters	Number of Shares
Roth Capital Partners, LLC	-
Maxim Group, LLC	-
Total	-

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

Over-Allotment Option

We have granted the underwriters an option to buy up to an additional     shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $   per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters' commissions and discounts will be 7.0% of the gross proceeds of this offering, or $   per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse Roth Capital Partners, LLC at closing for legal expenses incurred by it in connection with the offering up to a maximum of $75,000. As permitted by changes in procedures at the Financial Industry Regulatory Authority, Inc. ("FINRA"), we no longer undertake that the total compensation payable in connection with the sale of the shares offered hereby will not exceed 8.0% of the gross proceeds of this offering, rather such compensation will be evaluated by FINRA based on the size and type of the offering as well as the level of risk assumed by the underwriters.

S-16

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Over-Allotment	With Over-allotment	Without Over-Allotment	With Over-allotment
Public offering price	$-	$-	$-	$-
Underwriting discounts and commissions paid by us	$-	$-	$-	$-

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $[______].

Underwriters Warrants

We have agreed to issue to the underwriters, upon the closing of the offering, as compensation for their role as underwriters, warrants to purchase a number of shares of our common stock equal to an aggregate of 10% of the common stock sold in this offering, including in connection with the exercise by the underwriters of the over-allotment option. The warrants will have an exercise price equal to 120% of the offering price of the common stock and have a term of five years. . The warrant will not be exercisable for one year following the date of issuance, subject to a lock-up pursuant to Rule 5110(g)(1) of FINRA, and the underwriters (or permitted assignees under Rule 5110(g)(1) of FINRA) may not sell, transfer, assign, pledge, or hypothecate the warrants or the securities underlying the warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for the lock up period from the date of this prospectus, except to any FINRA member participating in the offering and their bona fide officers or partners. The number of shares of our common stock issuable upon exercise of these warrants is subject to adjustment for stock splits, non-cash dividends, distributions, or other reorganizations or reclassifications of our common stock. These warrants are not, however, subject to price-based anti-dilution provisions. We have agreed to enter a registration rights agreements that will provide the underwriters with "piggyback" registration rights with respect to the underlying shares of common stock.

Lock-up Agreements

We have agreed, subject to limited exceptions, for a period of 90 days from the date of the final prospectus supplement used to sell shares in this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the final prospectus supplement used to sell shares in this offering or thereafter acquired without the prior written consent of the underwriters. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (2) issuance of shares of our common stock upon the exercise of currently outstanding options, warrants or preferred stock described in the documents incorporated by reference herein, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the documents incorporated by reference herein. This 90-day period may be extended if (1) during the last 17 days of the initial lock-up period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the initial lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event, as applicable, unless Roth Capital Partners, LLC waives, in writing, such extension.

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In addition, each of our directors, executive officers and our largest shareholder has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the underwriters, for a period of 90 days,. This 90-day period may be extended if (1) during the last 17 days of the initial lock-up period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the initial lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event, as applicable, unless Roth Capital Partners, LLC waives, in writing, such extension. These restrictions on future dispositions by our directors, executive officers and largest shareholder are subject to exceptions for (i) the exercise of options granted under our employee benefit plans and the exercise or conversion of securities that are currently outstanding; (ii) gift transfers of securities to immediate family members of the applicable shareholder who agree to be bound by the lock-up restrictions, (iii) transfers to one or more trusts for the direct or indirect benefit of the applicable shareholder or his or her family members; and (iv) transfers to affiliated entities that are controlled by the applicable shareholder.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites and any information contained in any other websites maintained by the underwriters are not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its respective capacity as underwriter, and should not be relied upon by investors.

S-18

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area (EEA) which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

(c) in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

S-19

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

Each underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)

it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Other Relationships

Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Such underwriter has received, or may in the future receive, customary fees and commissions for these transactions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Loeb & Loeb LLP, Chicago, Illinois. Katten Muchin Rosenman LLP, Chicago, Illinois, is counsel for the underwriters in connection with this offering.

S-20

EXPERTS

The audited consolidated balance sheets as of September 30, 2014 and 2013, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended September 30, 2014 incorporated herein by reference from our Annual Reports on Form 10-K have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The audited consolidated financial statements of Scribe Solutions Inc. as of and for the year ended December 31, 2014 and 2013 which are included in the Schedule 14C filed on March 6, 2015 and incorporated by reference into the Current Report on Form 8-K filed on April 6, 2015 have been audited by Ralston & Company, PA an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

General Employment Enterprises, Inc.
184 Shuman Blvd., Ste. 420
Naperville, IL 60563
(630) 954-0400
Attention: Secretary

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended. Pursuant to the SEC rules, this prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information in such registration statement. You may read or obtain a copy of the accompanying prospectus and the registration statement, including exhibits, from the SEC in the manner described above.

S-21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is legally deemed to be a part of this prospectus supplement, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus supplement. Our file number for filings we make with the SEC under the Exchange Act is 001-05707.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded. Information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement incorporates by reference the following reports and statements filed by us with the SEC:

•	Current Report on Form 8-K, filed on June 24, 2015*;
•	Current Report on Form 8-K, filed on June 10, 2015;
•	Current Report on Form 8-K, filed on May 28, 2015*;
•	Current Report on Form 8-K, filed on May 26, 2015;
•	Current Report on Form 8-K, filed on May 18, 2015*;
•	Quarterly Report on Form 10-Q, filed on May 15, 2015;
•	Current Report on Form 8-K, filed on April 6, 2015*;
•	Schedule 14C filed on March 16, 2015;
•	Quarterly Report on Form 10-Q, filed on February 17, 2015;
•	Current Report on Form 8-K, filed on January 20, 2015;
•	Current Report on Form 8-K, filed on January 12, 2015;
•	Current Report on Form 8-K, filed on January 8, 2015*;
•	Current Report on Form 8-K/A, filed on December 31, 2014*;
•	Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed on December 22, 2014; and
•

The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on February 21, 1990, including any amendments or reports filed for the purpose of updating such description.

_______________

*Portions of this report were furnished to the SEC under Item 2.02 (Results of Operations and Financial Conditions) and/or Item 7.01(Regulation FD Disclosure).

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus supplement forms a part and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus supplement have been sold or that deregisters the securities covered by this prospectus supplement then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-22

10,000,000 Shares

GENERAL EMPLOYMENT ENTERPRISES, INC..

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Maxim Group LLC

July , 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus supplement. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus supplement is correct after the date hereof.

S-23

Prospectus

GENERAL EMPLOYMENT ENTERPRISES, INC.

$75,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $75,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NYSE MKT under the symbol "JOB." Each prospectus supplement will contain information, where applicable, as to our listing on The NYSE MKT or any other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $25,226,128, which was calculated based on 23,357,526 shares of outstanding common stock held by non-affiliates as of May 11, 2015, and a price per share of $1.08, the last reported sale price per share of our common stock on the NYSE MKT on March 13, 2015. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75.0 million, we will not, during any 12 calendar month period, sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See "Risk Factors" on page 7 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading "Risk Factors". You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 10, 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $75,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption "Where You Can Find More Information."

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms "General Employment", "Company", "we", "us", and "our" refer to General Employment Enterprises, Inc. and its wholly-owned subsidiaries.

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PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about us that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under "Risk Factors" and the financial statements included in our other filings with the SEC, including in our most recent Quarterly Report on Form 10-Q, which we filed with the SEC on February 17, 2015 and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, which we filed with the SEC on December 22, 2014. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings "Where You Can Find Additional Information About Us" and "Incorporation of Certain Documents by Reference."

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: 184 Shuman Blvd., Suite 420, Naperville, IL 60563, Attn: Andrew J. Norstrud, Chief Financial Officer.

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THE OFFERING

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information About Us."

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OUR COMPANY

General

We were incorporated in the State of Illinois in 1962 and are the successor to employment offices doing business since 1893. In 1987, we established Triad Personnel Services, Inc., a wholly-owned subsidiary, incorporated in the State of Illinois. In June 2010, we purchased certain assets of On-Site Services, a temporary staffing agricultural business, which was discontinued as of July 7, 2013. In December 2010, we purchased certain assets of DMCC Staffing, LLC ("DMCC") and RFFG of Cleveland, LLC ("RFFG of Cleveland") an industrial staffing business located in the State of Ohio. In August 2011, we purchased certain assets of Ashley Ellis, LLC ("Ashley Ellis"), a professional staffing and placement business. In April 2015, we acquired 100% of the outstanding stock of Scribe Solutions Inc. Scribe Solutions is in the business of offering physician assistant (medical scribe) services to emergency departments, specialty physician practices and clinics.

Services Provided

We provide the following distinctive services: (a) professional placement services specializing in the placement of information technology, engineering, and accounting professionals for direct hire and contract staffing, and (b) temporary staffing services in light industrial staffing. Our professional staffing services focus on placing information technology, engineering, physician assistant (medical scribe) and accounting professionals with clients on either a regular placement basis or a temporary contract basis. Our industrial staffing business provides weekly temporary staffing for light industrial clients in Ohio and Pennsylvania. As a result of our acquisition of Scribe Solutions we now also offer physician assistant (medical scribe) services to emergency departments, but also to busy specialty physician practices and clinics. Emergency department medical scribes allow ER physicians to spend less time on clerical duties and more time caring for patients, by providing specific emergency department services to aid doctors in documentation and minimize their clerical duties. Physicians in these specialty practices and clinics benefit from scribe services by spending less time on charting and more time on providing quality patient care.

Our staffing services are provided through a network of eighteen branch offices located in downtown or suburban areas of major U.S. cities in nine states. We have one office located in Arizona, Indiana, Massachusetts, North Carolina and Texas, two offices in California, Florida and Illinois and seven offices in Ohio.

Marketing

We market our services using the trade names, General Employment Enterprises, Omni One, Business Management Personnel, Ashley Ellis, Triad Personnel Services, Triad Staffing, Generation Technologies, BMCH, and BMCHPA.

Our marketing to prospective clients is primarily through telephone marketing by our recruiting and sales consultants, and through direct mailing of employment bulletins that list candidates who are currently available for placement and contract employees available for assignment.

Recruiting

The success of our business is highly dependent on our ability to obtain qualified candidates. Prospective employment candidates are generally recruited through telephone contact by our employment consultants or through postings on the Internet. For Internet postings, we maintain our own web page at www.generalemployment.com and use other Internet job posting bulletin board services. We maintains database records of applicants' skills to assist in matching them with job openings and contract assignments. We generally screen and interview all applicants who are presented to our clients.

Competition

The staffing industry is highly competitive. There are relatively few barriers to entry by firms offering placement services, while significant amounts of working capital typically are required for firms offering contract services. Our competitors include a large number of sole-proprietorship operations, as well as regional and national organizations. Many of them are large corporations with substantially greater resources than we have.

Our professional and industrial staffing services compete by providing highly qualified candidates who are well matched for the position, by responding quickly to client requests, and by establishing offices in convenient locations throughout the U.S. As part of our service, we provide professional reference checking, scrutiny of candidates' work experience and optional background checks. In general, pricing is considered to be secondary to quality of service as a competitive factor. During slow hiring periods, however, competition can put pressure on our pricing.

Our agricultural staffing service was considered a niche business that required a high capital reserve to cover the weekly payroll. There were few businesses in this market. We discontinued this business as of July 7, 2013.

Employees

As of May 11, 2015, we had approximately 130 regular employees and the number of contract service employees varied week to week from a minimum of approximately 500 to a maximum of 4,000.

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in General Employment and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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CAPITAL STOCK

General

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Illinois Business Corporation Act of 1983, as amended (the "IBCA") may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of May 8, 2015, our authorized capital stock consists of 200,000,000 shares of common stock, no par value per share (the "Common Stock"), of which 30,894,024 shares are issued and outstanding, and 20,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"), of which 1,000,000 shares are designated as series A convertible preferred stock (the "Series A Preferred"), of which 840,000 shares of Series A Preferred are issued and outstanding.

The authorized and unissued shares of our Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of The NYSE MKT, or any stock exchange on which our securities may be listed at such time. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our Common Stock and Preferred Stock.

Common Stock

Each shareholder of our Common Stock is entitled to one vote for each share issued and outstanding on all matters to be voted upon by the shareholders of Common Stock. Our shares of Common Stock have no preemptive rights. All of our issued and outstanding shares of Common Stock are fully paid and non-assessable. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of shares of our Common Stock will be entitled to receive such dividends as may be declared by our board of directors from time to time and, in the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive pro rata all of our remaining assets available for distribution.

Our Common Stock is listed on The NYSE MKT under the symbol "JOB." The transfer agent and registrar for our Common Stock is Continental Stock Transfer and Trust, 19 Battery Place, 8th Floor, New York, NY 10004.

Preferred Stock

As of May 8, 2015, we have 840,000 shares of Series A Preferred issued and outstanding. The Series A Preferred is the only class of Preferred Stock that is currently designated. As of the date hereof, the 840,000 shares of Series A Preferred that are issued and outstanding are initially convertible into 42,000,000 shares of our Common Stock. The conversion price is subject to adjustment as set forth in our Certificate of Designation of Series A Convertible Preferred Stock that was filed with the Secretary of State of the State of Illinois on December 15, 2014.

From and after the date of issuance of the Series A Preferred, cumulative dividends shall accrue, whether or not declared by the board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 8% per annum. All accrued dividends are payable in cash or additional shares of our Series A Preferred, or a combination of both, only when, as and if declared by the board. To the extent not paid on the last day of March, June, September or December of each calendar year (a "Dividend Payment Date"), all accrued dividends on any share shall continue to accumulate and compound on the applicable Dividend Payment Date, until paid or until such shares of Series A Preferred are converted

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Our articles of incorporation, as amended and restated, provide that our board of directors may, by resolution, designate classes of Preferred Stock in the future. The designated series of Preferred Stock shall have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the board of directors providing for the issuance thereof.

Once designated by our board of directors, each series of Preferred Stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt.

Prior to the issuance of shares of each series of Preferred Stock, the board of directors is required by the IBCA and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Illinois. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and non-assessable, including shares of Preferred Stock issued upon the exercise of warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

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WARRANTS

As of May 5, 2015, we have issued and outstanding warrants to purchase up to 8,721,875 shares of our Common Stock, in the aggregate.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Common Stock, Preferred Stock and/or debt securities in one or more series. We may issue warrants independently or together with Common Stock, Preferred Stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Common Stock or Preferred Stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

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•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder's right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

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Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent's determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

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•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under "-Consolidation, Merger or Sale";

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "-General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters' compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement, any Common Stock sold pursuant to a prospectus supplement will be eligible for listing on The NYSE MKT, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Illinois law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb, Chicago, Illinois.

EXPERTS

The audited consolidated balance sheets as of September 30, 2014 and 2013, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended September 30, 2014 incorporated herein by reference from our Annual Reports on Form 10-K have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o General Employment Enterprises, Inc., at our office located at 184 Shuman Blvd., Suite 420, Naperville, IL 60563. Our telephone number is (630) 954-0400.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Current Report on Form 8-K, filed on April 6, 2015*;

•	Quarterly Report on Form 10-Q, filed on February 17, 2015;

•	Current Report on Form 8-K, filed on January 20, 2015;

•	Current Report on Form 8-K, filed on January 12, 2015;

•	Current Report on Form 8-K, filed on January 8, 2015*;

•	Current Report on Form 8-K/A, filed on December 31, 2014*;

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed on December 22, 2014; and

•

The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on February 21, 1990, including any amendments or reports filed for the purpose of updating such description.

_______________

*Portions of this report were furnished to the SEC under Item 2.02 (Results of Operations and Financial Conditions) and/or Item 7.01(Regulation FD Disclosure).

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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$75,000,000

GENERAL EMPLOYMENT ENTERPRISES, INC..

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

June 10, 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.